UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

Quamtel, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31757	98-0233452
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14911 Quorum Drive, Suite 140, Dallas, Texas 75254
(Address of principal execute offices, including zip code)

(972) 361-1980
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Contract

Information disclosed in ITEM 5.02 below is incorporated by reference into this ITEM 1.01.

ITEM 5.02 Election of Officers

Effective December 13, 2010, Registrant’s Board of Directors appointed William McLaughlin as Chief Financial Officer, serving as the principal financial officer of the Registrant.  Mr. McLaughlin’s professional background includes SEC reporting, Sarbanes-Oxley, financial system implementations and acquisition integrations, during several financial leadership positions throughout his career.  Prior to joining the Registrant as Chief Financial Officer on December 13, 2010, Mr. McLaughlin held the position of Vice President of Finance and Controller with Caris Life Sciences, Inc. from October 2006 until July 2010.  From 2003 to October 2006, Mr. McLaughlin was responsible for the corporate accounting and reporting at Caremark Rx, Inc. in Irving Texas.  From 1997 through 2003, Mr. McLaughlin held the roles of Senior Director, Assistant Controller for both The Neiman Marcus Group and Zale Corporation.  Mr. McLaughlin’s prior experience includes audit Senior with Ernst & Young/ Kenneth Leventhal in the Dallas, Texas office and audit Senior Associate with the Coopers & Lybrand Indianapolis, Indiana office.  Mr. McLaughlin received his Bachelor of Science in Accounting from Indiana University, Bloomington, Indiana and is a Certified Public Accountant licensed in Texas.

Also on December 13, 2010, the Registrant entered into an employment agreement (the “Agreement”) with Mr. McLaughlin for an initial three-year term, renewable for one-year terms after the initial term but terminable at any time by either party with written notice.  Upon termination for Cause (as defined in the Agreement) or if Mr. McLaughlin resigns without Cause, the Registrant will have no further liability to him other than to pay any unpaid Base Salary (as defined in the Agreement) and any vested portion of the equity awards granted to him pursuant to the Agreement.  Upon termination without Cause, for disability (as conditioned in the Agreement) or if Mr. McLaughlin resigns for Cause, the Registrant will pay Mr. McLaughlin a lump sum based on six months of his then current annual salary, provide insurance coverage for six months, and any unvested equity awards will automatically fully vest upon such termination.

As compensation, Mr. McLaughlin will receive an initial salary of $6,500 per month, increasing at various intervals over the first year until reaching $11,250 per month on the first anniversary of the Agreement, plus additional cash payments on February 28, May 31 and December 12 of 2011.  The Board of Directors of the Registrant may increase these amounts at any other time if certain achievement goals are met and may award other performance bonuses based on Mr. McLaughlin’s or the Registrant’s performance.  Mr. McLaughlin will also be entitled to receive equity based awards each year based on his performance. Additionally, Mr. McLaughlin will be eligible to receive the perquisites and benefits provided by the Registrant to its employees and senior executives, such as health and retirement benefits and expense reimbursements.  Upon a Change in Control (as defined in the Agreement), pursuant to the Agreement, Mr. McLaughlin will continue to be employed by the Company for at least one more year.  The Agreement also contains the customary confidentiality, non-competition, non-solicitation and assignment of inventions provisions.  As consideration for executing the Agreement, Mr. McLaughlin received a grant of 30,000 shares of restricted common stock of the Registrant.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01. Financial Exhibits

(d) Exhibits.  The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, dated December 13, 2010, by and between the Registrant and William McLaughlin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quamtel, Inc.

By:	/s/ Stuart Ehrlich
Stuart Ehrlich Chief Executive Officer

Date:  December 17, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 13, 2010, by and between the Registrant and William McLaughlin.